                                WAIVER AGREEMENT

      THIS WAIVER AGREEMENT (this "Waiver") is entered into on the 22nd day of March, 2004, by and among INTELLIGROUP, INC., a corporation organized under the laws of the State of New Jersey and EMPOWER, INC., a corporation organized under the laws of the State of Michigan (each a "Borrower" and collectively "Borrowers"), the financial institutions (collectively, the "Lenders" and individually a "Lender") which are party to the Loan Agreement (as defined below) and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                                   BACKGROUND:

         A. The Borrowers, Lenders and Agent are parties to that certain Amended and Restated Revolving Credit Loan and Security Agreement dated May 31, 2000, as amended by the First Amendment to Loan Documents and Waiver Agreement dated March 27, 2002, by the Second Amendment to Loan Documents and Waiver Agreement dated January 6, 2003, by the Third Amendment to Loan Documents dated July 21, 2003, and by the Fourth Amendment to Loan Documents and Waiver Agreement dated as of October 22, 2003 (as amended, the "Loan Agreement").

         B. Borrowers failed to comply with the Unconsolidated Stockholders' Equity requirement set forth in the Loan Agreement for the fiscal year ending December 31, 2003 and have requested that Lenders waive such non-compliance.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Borrowers hereby acknowledge that:

                  (a) Borrowers failed to comply with Section 7.19, "Unconsolidated Stockholders Equity" of the Loan Agreement, which requires that Borrowers' Unconsolidated Stockholders Equity as of each fiscal year end be not less than one hundred five percent (105%) of that as of the end of the immediately preceding fiscal year, because Borrowers' Unconsolidated Stockholders Equity as of December 31, 2003 was 102% of that as of December 31, 2002; and

                  (b) This failure to comply constitutes an Event of Default under the terms and conditions of the Loan Agreement.

         2. Borrowers have requested that Lenders waive:

                  (a)      the requirement that Borrowers comply with Section
                           7.19 as of the December 31, 2003 fiscal year end; and

                  (b) the rights and remedies available to Lenders and Agent as a result of the existence of the Event of Default enumerated in Section 1 above.

         3. Lenders hereby waive:

                  (a)      the requirement that Borrowers comply with Section
                           7.19 as of the December 31, 2003 fiscal year end; and
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                  (b)      the right to exercise the rights and remedies which
                           are available to Agent and Lenders pursuant to the Loan Agreement, at law and in equity as a result of the existence of the Event of Default enumerated in subsection 1 above.

         4. Borrowers hereby acknowledge and agree that:

                  (a) The waivers provided in Section 3 are specific to the Event of Default and fiscal period enumerated in
                           Section 1.

                  (b) These waivers are not intended and shall not be deemed to extend to any other Event of Default whether known or unknown which may presently exist under the Loan Agreement or which may occur hereafter.

                  (c) The granting of these waivers in this instance does not in any way obligate Lenders to grant any other waiver, whether upon the re-occurrence of the Event of Default noted in Section 1 or upon the occurrence of any other Event of Default under the Loan Agreement.

         5. Borrowers hereby agree that, in consideration of the waivers being granted by Agent and Lenders to Borrowers under this Waiver and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the effectiveness of this Waiver is conditioned upon satisfaction by the Borrowers of the following:

                  (a) Borrowers' payment to PNC of a Five Thousand Dollar ($5,000.00) waiver fee which shall be due and payable in full, and deemed non-refundable, upon the execution and delivery of this Waiver. Such fee may be paid by Agent's charging an Advance against the Borrowers' Revolving Loan and paying the proceeds of such Advance to PNC. Borrowers hereby consent to Agent's making such charge.

                  (b) Agent's receipt of a fully executed counterpart of this Waiver.

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                  (c)      Borrowers' payment to Agent's counsel, immediately
                           upon presentation of an invoice, of all reasonable fees and expenses of such counsel incurred in conjunction with the preparation and execution of this Waiver. Such fees and expenses may be paid by Agent's charging an Advance against the Borrowers' Revolving Loan and retaining the proceeds of such Advance. Borrowers hereby consent to Agent's making such charge.

      WITNESS the due execution of this Waiver as a document under seal as of the date first written above.


                                  INTELLIGROUP, INC.

                                  By: /s/ Edward Carr
                                     -----------------------------------------
                                  Name:  Edward Carr
                                  Title: Acting Chief Financial Officer

                                  499 Thornall Street
                                  Edison, New Jersey 08837

                                  EMPOWER, INC.

                                  By: /s/ Will Greer
                                      ----------------------------------------
                                  Name:  Will Greer
                                  Title: Managing Director

                                  c/o Intelligroup, Inc.
                                  499 Thornall Street
                                  Edison, New Jersey 08837

                                  PNC BANK, NATIONAL ASSOCIATION,
                                  as Lender and as Agent

                                  By: /s/ Alan Tischbein
                                     ----------------------------------------
                                  Name:  Alan Tischbein
                                  Title: Vice President

                                  PNC Business Credit
                                  70 East 55th Street, 14th Floor
                                  New York, New York 10022

                                  Commitment Percentage:  100%



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